Exhibit 99.1

Privia Health Reports Third Quarter 2021 Financial Results

–Raises Full-Year 2021 Guidance on All Metrics
–Record New Provider Growth
–Strong Performance in 2020 MSSP and Other Value-based Programs
–Entry into California and West Texas Markets to Accelerate Growth

ARLINGTON, VA – November 8, 2021 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the third quarter and nine-month periods ended September 30, 2021.
Third Quarter
Total revenue for the third quarter of 2021 was $251.5 million, compared to total revenue of $207.2 million for the prior year third quarter (+21.4%). Operating loss for the third quarter of 2021 was $12.8 million, compared to operating income of $8.5 million for the prior year third quarter. Net loss for the third quarter of 2021 was $9.1 million, or a loss of $0.09 per share, compared to net income of $16.7 million, or $0.17 per share, for the third quarter of 2020. Net loss for the third quarter of 2021 included $25.8 million in non-cash stock compensation expense and $0.4 million in other non-recurring expenses.
Non-GAAP adjusted net income was $15.0 million, or $0.13 per diluted share, for the third quarter of 2021, compared to $8.4 million, or $0.09 per diluted share, for the prior year third quarter (+78.8%).
Reconciliation of net (loss) income to adjusted net income, as well as other non-GAAP reconciliations, are presented in tables near the end of this press release.
Key operating and non-GAAP financial metrics include:
•Practice Collections for the third quarter of 2021 were $401.5 million, compared to $339.9 million for the same period in 2020 (+18.1%).
•Care Margin for the third quarter of 2021 was $61.5 million, compared to $46.7 million for the same period in 2020 (+31.5%).
•Platform Contribution for the third quarter of 2021 was $31.1 million, compared to $21.5 million for the same period in 2020 (+44.7%).
•Adjusted EBITDA for the third quarter of 2021 was $13.9 million, compared to $9.1 million for the same period in 2020 (+51.9%).
•Implemented Providers for the third quarter of 2021 were 2,826, compared to 2,454 at the end of the third quarter of 2020 (+15.2%).
•Value-Based Care Attributed Lives for the third quarter of 2021 were approximately 760,000, compared to 646,000 at the end of the third quarter of 2020 (+17.6%).
“We delivered another quarter of strong growth, with practice collections in the third quarter increasing 18.1%, care margin growing 31.5% and adjusted EBITDA up 51.9% when compared to the third quarter last year,” said Shawn Morris, Chief Executive Officer, Privia Health. “We continue to gain momentum with greater awareness of our uniquely aligned provider partnership model, which is highlighted by 15.2% growth of implemented providers and a 17.6% increase in attributed lives across a number of value-based reimbursement programs from a year ago.
“As we noted last quarter, we continued to expand our number of provider partners, increase attributed lives, enter new markets and leverage our capital-efficient operating structure,” Morris added. “We expect to accelerate top-line growth and continue to expand our profit margin as we execute on our multiple market opportunities in the coming year.”
Nine Months
Total revenue for the first nine months of 2021 was $690.9 million, compared to total revenue of $603.4 million for the same period in the prior year (+14.5%). Operating loss for the first nine months of 2021 was $198.1 million, compared to operating income of $21.2 million for the same period in the prior year. Net loss for the first nine months of 2021 was $176.3 million, or a loss of $1.74 per share, compared to net income of $27.4 million, or $0.29 per share, for the same period in 2020. Net loss for the first nine months of 2021 included $228.5 million in non-cash stock compensation expense and $2.1 million in other non-recurring expenses.
Non-GAAP adjusted net income was $34.6 million or $0.31 per diluted share, compared to $21.1 million, or $0.22 per diluted share, for the same period in the prior year (+64.2%).
Practice Collections for the first nine months of 2021 were $1.11 billion, compared to $949.0 million for the same period in the prior year (+17.3%). Care Margin was $169.8 million, compared to $136.3 million for the nine months ended in September 30, 2020 (+24.5%). Platform Contribution for the first nine months of 2021 was $79.8 million, compared to $59.2 million for the same period in the prior year (+34.8%). Adjusted EBITDA was $33.9 million, compared to $23.2 million for the nine months ended in September 30, 2020 (+45.9%).
Value-Based Shared Savings Performance
On August 25, 2021, Privia Health announced its Accountable Care Organizations (ACOs) delivered quality care and improved patient outcomes, and achieved shared savings of $86.5 million through the Medicare Shared Savings Program (MSSP). The Company’s ACOs, collectively the Privia Quality Network, include physicians and advanced practitioners in Georgia, Maryland, Texas, Virginia and Washington, DC, who provided high-value, cost-efficient care to over 121,000 Medicare beneficiaries in 2020.
Across the Privia Quality Network, the ACOs lowered inpatient and outpatient facility spend as well as emergency room utilization, among other positive performance metrics, when compared to the median MSSP ACO and total fee-for-service Medicare. Since 2014, the Company’s ACOs have realized total shared savings across government programs and commercial payers of more than $576 million, including over $281 million through participation in the MSSP.
New Market Entries
On October 18, 2021, Privia Health announced its entrance into the California market through an affiliation with BASS Medical Group, one of the Greater San Francisco Bay Area’s leading healthcare multi-specialty groups with more than 400 providers spanning 42 specialties caring for patients at over 125 locations. The Company also launched Privia Medical Group – West Texas with anchor partner Abilene Diagnostic Clinic, an independent multi-specialty group practice with more than 30 providers and five care center locations. This expands Privia Health’s presence in Texas, complements its established and expanding provider practice locations in North Texas and Gulf Coast regions, and will take advantage of economies of scale across the state.
These new partnerships demonstrate Privia Health’s ability to replicate its operating model with new medical groups in uniquely differentiated markets as the Company executes on its vision to build scaled provider networks nationwide and enable providers to transition profitably to increased risk in value-based programs over time.

Financial and Business Outlook a b
Privia Health is updating its full-year 2021 guidance to reflect management’s expectation of the fourth quarter impact of the Company’s recent entry into the California and West Texas markets as well as its strong year-to-date performance and positive business momentum in existing markets, as follows:

	Initial FY 2021 Guidance 5.27.21		Guidance at 8.9.21	Current FY 2021 Guidance 11.8.21
($ in millions)	Low	High		Low	High
Implemented Providers	2,850	2,900	Mid-to-High End	3,300	3,330
Attributed Lives	730,000	750,000	High End	760,000	765,000
Practice Collections	$ 1,445	$ 1,465	High End	$ 1,520	$ 1,540
GAAP Revenue	860	880	High End	900	920
Care Margin	215	221	High End	225	230
Platform Contribution	93	98	High End	102	105
Adjusted EBITDA [c]	$ 34	$ 38	High End	$ 39	$ 41
a.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
b.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
c.Adjusted EBITDA guidance does not add back actual or estimated new market entry and development costs.

Webcast and Conference Call Information
The Company will host a conference call on November 8, 2021, at 8:00 am ET / 7:00 am CT to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed via webcast at ir.priviahealth.com/news-and-events/events-and-presentations or by dialing 855-940-5315 (929-517-0419 for international participants), and referencing participant code 4491575.
The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call at ir.priviahealth.com/news-and-events/events-and-presentations. This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, the possible effects of COVID-19; our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2021. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, “Risk Factors” in the Company’s final prospectus dated April 28, 2021, filed with the SEC on April 30, 2021, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations (a)
Unaudited
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$251,524	$207,170	$690,887	$603,376

Operating expenses:
Physician and practice expense	190,055	160,432	521,105	467,059
Cost of platform	35,314	25,241	131,007	77,133
Sales and marketing	4,588	2,709	18,950	7,381
General and administrative	33,910	9,788	216,563	29,196
Depreciation and amortization	466	457	1,351	1,389
Total operating expenses	264,333	198,627	888,976	582,158
Operating (loss) income	(12,809)	8,543	(198,089)	21,218
Interest expense	292	504	885	1,480
(Loss) income before benefit from income taxes	(13,101)	8,039	(198,974)	19,738
Benefit from income taxes	(2,210)	(8,561)	(20,214)	(7,387)
Net (loss) income	(10,891)	16,600	(178,760)	27,125
Less: Loss attributable to non-controlling interests	(1,776)	(85)	(2,509)	(255)
Net (loss) income attributable to Privia Health Group, Inc.	$(9,115)	$16,685	$(176,251)	$27,380
Net (loss) income per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$(0.09)	$0.17	$(1.74)	$0.29
Weighted average common shares outstanding – basic and diluted	105,896,622	95,950,929	101,576,775	95,945,804
(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(a)
(in thousands)

	September 30, 2021	December 31, 2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$362,112	$84,633
Accounts receivable	98,384	99,118
Prepaid expenses and other current assets	8,928	6,333
Total current assets	469,424	190,084
Non-current assets:
Property and equipment, net	4,341	4,814
Right-of-use asset	5,377	—
Intangible assets, net	5,498	5,980
Goodwill	118,663	118,663
Deferred tax asset	25,374	4,953
Other non-current assets	3,384	4,475
Total non-current assets	162,637	138,885
Total assets	$632,061	$328,969

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,266	$5,235
Accrued expenses	31,303	31,185
Physician and practice liability	144,996	106,811
Current portion of note payable	875	875
Operating lease liabilities, current	2,200	—
Other current liabilities	4,602	2,832
Total current liabilities	187,242	146,938
Non-current liabilities:
Note payable, net of current portion	31,664	32,784
Operating lease liabilities, non-current	7,827	—
Other non-current liabilities	333	5,595
Total non-current liabilities	39,824	38,379
Total liabilities	227,066	185,317
Commitments and contingencies
Stockholders’ equity:
Common stock	1,062	960
Additional paid-in capital	605,667	165,666
Accumulated deficit	(196,129)	(19,878)
Total Privia Health Group, Inc. stockholders’ equity	410,600	146,748
Non-controlling interest	(5,605)	(3,096)
Total stockholders’ equity	404,995	143,652
Total liabilities and stockholders’ equity	$632,061	$328,969
(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Consolidated Statements of Cash Flows (a)
unaudited

(In thousands)	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(178,760)	$27,125
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	869	895
Amortization of intangibles	482	483
Amortization of debt issuance costs	120	100
Stock-based compensation	228,461	363
Deferred tax benefit	(20,421)	(7,770)
Changes in asset and liabilities:
Accounts receivable	734	(10,138)
Prepaid expenses and other current assets	(7,972)	(1,570)
Other non-current assets	1,091	2,242
Accounts payable	(2,064)	2,459
Accrued expenses	118	(4,061)
Physician and practice liability	38,185	30,883
Other current liabilities	1,770	815
Operating lease liabilities	10,027	—
Other long-term liabilities	(5,262)	404
Net cash provided by in operating activities	67,378	42,230
Cash from investing activities
Purchases of property and equipment	(396)	(380)
Net cash used in investing activities	(396)	(380)
Cash flows from financing activities
Proceeds from initial public offering	223,686	—
Payments of underwriting fees, net of discounts and offering costs	(12,691)	—
Repayment of note payable	(656)	(656)
Proceeds from exercised stock options	648	108
Debt issuance costs	(490)	—
Proceeds from revolving loan	—	10,000
Line of credit payments	—	(10,000)
Net cash provided by (used in) financing activities	210,497	(548)
Net increase in cash and cash equivalents	277,479	41,302
Cash and cash equivalents at beginning of period	84,633	46,889
Cash and cash equivalents at end of period	$362,112	$88,191

Supplemental disclosure of cash flow information:
Interest paid	$855	$1,599
Income taxes paid	$451	$371
(a) Any slight variations in totals are due to rounding.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in millions)	2021	2020	2021	2020

Implemented Providers (as of end of period) (1)	2,826	2,454	2,826	2,454
Attributed Lives (as of end of period) (2)	760,000	646,000	760,000	646,000
Practice Collections(3)	$401.5	$339.9	$1,112.8	$949.0

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2021	2020	2021	2020

Care Margin	$61,469	$46,738	$169,782	$136,317
Platform Contribution	31,102	21,497	79,762	59,184
Platform Contribution Margin	50.6%	46.0%	47.0%	43.4%
Adjusted EBITDA	13,867	9,131	33,851	23,202
Adjusted EBITDA Margin	22.6%	19.5%	19.9%	17.0%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense, (ii) cost of platform, and (iii) stock-based compensation expense included in the cost of platform.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding minority interests, provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Operating (Loss) Income to Care Margin(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Operating (loss) income	$(12,809)	$8,543	$(198,089)	$21,218
Depreciation and amortization	466	457	1,351	1,389
General and administrative	33,910	9,788	216,563	29,196
Sales and marketing	4,588	2,709	18,950	7,381
Cost of platform	35,314	25,241	131,007	77,133
Care margin	$61,469	$46,738	$169,782	$136,317
(a) Any slight variations in totals are due to rounding.
Reconciliation of Operating (Loss) Income to Platform Contribution(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Operating (loss) income	$(12,809)	$8,543	$(198,089)	$21,218
Depreciation and amortization	466	457	1,351	1,389
General and administrative	33,910	9,788	216,563	29,196
Sales and marketing	4,588	2,709	18,950	7,381
Stock-based compensation(5)	4,947	—	40,987	—
Platform contribution	$31,102	$21,497	$79,762	$59,184
(a) Slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included under Cost of Platform.

Reconciliation of Net (Loss) Income to Adjusted EBITDA(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Net (loss) income	$(9,115)	$16,685	$(176,251)	$27,380
Net loss attributable to non-controlling interests	(1,776)	(85)	(2,509)	(255)
Benefit from income taxes	(2,210)	(8,561)	(20,214)	(7,387)
Interest expense	292	504	885	1,480
Depreciation and amortization	466	457	1,351	1,389
Stock-based compensation	25,800	121	228,461	363
Other expenses(6)	410	10	2,128	232
Adjusted EBITDA	$13,867	$9,131	$33,851	$23,202

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include certain non-cash or non-recurring costs.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited; $ in thousands)	2021	2020	2021	2020
Net (loss) income	$(9,115)	$16,685	$(176,251)	$27,380
Stock-based compensation	25,800	121	228,461	363
Intangible amortization expense	162	162	482	483
Benefit from income tax	(2,210)	(8,561)	(20,214)	(7,387)
Other expenses	410	10	2,128	232

Adjusted net income attributable to Privia Health Group, Inc.	$15,047	$8,417	$34,606	$21,071
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.14	$0.09	$0.34	$0.22
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.13	$0.09	$0.31	$0.22
Weighted average common shares outstanding – basic	105,896,622	95,950,929	101,576,775	95,945,804
Weighted average common shares outstanding – diluted	120,234,286	95,950,929	112,702,730	95,945,804
(a) Any slight variations in totals due to rounding.